                                                                   Exhibit 10(v)

                               SEVERANCE AGREEMENT
                               -------------------
                               AND GENERAL RELEASE
                               -------------------

          This Severance Agreement and General Release ("Agreement") is entered into as of June 21, 2001 by and between Gayle A. DeBrosse ("Executive"), on the one hand, and Prandium, Inc., a Delaware corporation ("Prandium", formerly known as Koo Koo Roo Enterprises, Inc. ("KKRE")). Chi-Chi's, Inc., a Delaware corporation ("Chi-Chi's") and Koo Koo Roo. Inc., a Delaware corporation ("KKR") (Prandium, Chi-Chi's and KKR are hereinafter collectively referred to as the "Company", and the Company and Executive are collectively referred to hereinafter as the "Parties").

                                    RECITALS
                                    --------

          WHEREAS, Executive has been employed by the Company as Executive Vice President of Prandium and President of KKR, pursuant to an Employment Agreement with the Company dated November 1, 1998 (the "Employment Agreement");

          WHEREAS, Executive wishes to voluntarily terminate her employment with the Company effective June 22, 2001;

          WHEREAS, pursuant to the terms of the Employment Agreement the Company is not obligated to pay and Executive is not entitled to receive any severance payment whatsoever upon her resignation from the Company; and

          WHEREAS, the Company has determined that it would be in the best interest of the Company and its shareholders to offer Executive a severance package, in exchange for Executive's full release of claims against the Company and the other covenants and agreements contained herein.

          NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the Parties agree and promise as follows:

          1.   EXECUTIVE'S TERMINATION.
               ------------------------

               Pursuant to the Agreement, Executive's employment with Company and all subsidiaries thereof is terminated effective June 22, 2001 (the "Separation Date").

          2.   SEVERANCE PAYMENT.
               ------------------

               a. In consideration of Executive's release of claims and Executive's other covenants and agreements contained herein and provided that Executive has not exercised any revocation rights as provided in Section 4, below, the Company shall pay Executive as a severance benefit (the "Severance Benefit") the following amounts on the following specified payment terms: (A) $209.475, which amount equals Executive's base annual salary to be paid to Executive in the following manner: (1) $108,765.87 payable in accordance with the Company's 2001 bi-weekly payroll payment schedule for the period beginning June 23, 2001 through December 23, 2001, and (ii) $100,709.13 to be paid in a lump sum on January 4, 2002, all payments less all applicable federal, state and local taxes and other normal payroll deductions, and (B) $18,000, which amount equals Executive's car allowance at the rate in effect on the Separation Date, to be paid in the following manner: (i) $9,346.15 payable in accordance with the Company's 2001 bi-weekly payroll payment schedule for the period beginning June 23, 2001 through December 23, 2001, and (ii) $8,653.85 to be paid in a lump sum on January 4, 2002, all payments less all applicable federal, state and local taxes; and (C) $39,900, which amount equals Executive's annual incentive award amount earned in 2000, to be paid in a lump sum on January 4, 2002, less all applicable federal, state and local taxes. In addition, as a Severance Benefit, the Company shall continue to provide Executive with medical benefits substantially similar to those medical benefits Executive received from the Company immediately prior to the Separation Date for the period June 22, 2001 to June 21, 2002, provided, however, in lieu of providing Executive with basic long term disability insurance coverage from and after the Separation Date, the Company shall pay $780 to Executive in a lump sum on July 8, 2001.

               b. Except for (i) the Severance Benefit pursuant to Section 2(a) above, and (ii) Executive's salary and all other compensation through the Separation Date, including any earned but unpaid vacation pay, Executive shall not be entitled to receive any other compensation or benefits of any sort including, without limitation, salary, vacation, bonuses, stock options, short-term or long-term disability benefits, or health care coverage (except as provided under applicable state or federal law), from the Company, its affiliates, or their respective partners, principals, officers, directors, shareholders, managers, employees, agents, representatives, or insurance companies, or their respective predecessors, successors or assigns at any time; and

               c. Executive acknowledges and agrees that the Severance Benefit provided under Section 2(a) above, constitutes consideration which, but for the mutual covenants set forth in the Agreement, the Company is not otherwise obligated to provide, nor is Executive otherwise entitled to receive.

               d. The Company acknowledges and agrees that its payment obligations to Executive under this Agreement are secured by that certain Wells Fargo Bank Minnesota N.A. Irrevocable Standby Letter of Credit Number S750945 issued September 27, 2000, as amended by that certain Amendment Number 002 dated February 8, 2001 (the "L/C"); and the Company agrees to use good faith efferts to have the L/C amended to so reflect that this Agreement is secured by the L/C.

          3.   MUTUAL RELEASE.
               --------------

               a. In consideration of the payments to be made pursuant to
Section 2 above, and the Company's and Executive's other covenants and agreements contained herein, the Parties hereby release and discharge each other, and Executive hereby releases and discharges the Company's past and present subsidiaries, shareholders, and the officers, directors, managers, employees, agents, attorneys, servants, affiliates, predecessors, successors and assigns of each of them, and its and their insurers, employee welfare benefit plans, and pension or deferred compensation plans, along with their respective trustees, administrators, and fiduciaries (collectively, the "Released Parties") from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or
                                      ----------------  ------------
unsuspected, that the Parties had, now have, or may hereafter claim to have
-----------
against the Released Parties, arising out of or relating in any way to Executive's hiring by, employment with, or separation from the Company or otherwise relating to any of the Released Parties from the beginning of time through the Separation Date. The release specifically extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of any collective bargaining agreement, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the California constitution, the United States Constitution, and applicable state and federal fair employment laws, federal equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the National Labor Relations Act, as amended, the Labor-Management Relations Act, as amended, the Worker Retraining and Notification Act of 1988, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Executive Retirement Income Security Act of

1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the California Fair Employment and Housing Act, as amended.

               b. The Parties expressly waive all rights afforded by Section 1542 of the Civil Code of the State of California ("Section 1542") with respect to the Released Parties. Section 1542 states as follows

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, each of the Parties understands and agrees that the Agreement is intended to include all claims, if any, which each of the Parties may have and which each of the Parties does not now know or suspect to exist against the Released Parties and this Agreement extinguishes those claims.

               c. The foregoing releases by Executive do not apply to, and shall not affect, any of the Company's obligations under this Agreement, including, without limitation, the Company's payment obligations to Executive pursuant to
Section 2 hereof.

          4. REVIEW AND REVOCATION PERIOD. Executive acknowledges that the
             ----------------------------
Company has advised Executive that she may consult with an attorney of Executive's choosing prior to signing the Agreement and that Executive has twenty-one (21) days during which to consider the provisions of the Agreement, although Executive may sign and return it sooner. Executive further acknowledges that Executive has been advised by the Company that Executive has the right to revoke the Agreement for a period of seven (7) days after signing it and that the Agreement shall not become effective or enforceable until such seven (7)-day revocation period has expired. Executive acknowledges and agrees that if Executive wishes to revoke the Agreement, Executive must do so in writing, and that such revocation must be signed by Executive and received by the Company no later than 5:00 p.m. Pacific Daylight Time on the seventh (7th) day after Executive has signed the Agreement. Executive acknowledges and agrees that, in the event that Executive revokes the Agreement, Executive shall have no right to receive any benefits hereunder, including the Severance Payment. Executive represents that Executive has read the Agreement and understands its terms and enters into the Agreement freely, voluntarily, and without coercion.

          5. NO DISPARAGEMENTS. Executive and the Company agree that neither
             -----------------
Executive nor the Company shall make any oral or written, public or private, statements that are disparaging of Executive or the Company, its subsidiaries, affiliates, or their respective partners, principals, officers, directors, shareholders, managers, employees, agents, representatives, or their respective predecessors, successors or assigns at any time; provided, however, nothing in the Section 5 shall preclude Executive or the Company from making truthful factual statements regarding Executive or former officers, directors or employees of the Company.

          6. RETURN OF THE COMPANY'S DOCUMENTS AND PROPERTY. Executive agrees to
             ----------------------------------------------
return all records, documents, proposals, notes, lists, files and any and all other materials including, without limitation, computerized and/or electronic information that refers, relates or otherwise pertains to the Company, its affiliates, and/or their respective parners, principals, officers, directors, shareholders, managers, employees, agents, representatives, or insurance companies, or their respective predecessors, successors or assigns at any time. In addition, Executive shall return to the Company all property or equipment that she has been issued during the course of her employment or which she otherwise currently possesses. Executive shall deliver to the Company at its offices in Irvine, California on or before the Separation Date at Executive's expense all of the Company's records, documents, proposals, notes, lists, files and materials and property and equipment that are in her possession. Executive is not authorized to retain any copies of any such records, documents, proposals, notes, lists, files or materials. Nor is Executive authorized to retain any other of the Company's property or equipment.

          7. PROPRIETARY INFORMATION. Executive acknowledges that Executive has
             -----------------------
had or may have had access to proprietary information, trade secrets, and confidential material of the Company or its affiliates, including, but not limited to, all ideas, information and materials, tangible or intangible, not generally known to the public, relating in any manner to the business of the Company, its personnel (including partners, principals, employees and contractors), its clients or others with whom it does business that Executive learned or acquired during the period of Executive's employment with the Company ("Proprietary Information"). Proprietary Information includes, but is not limited to, manuals, documents, computer programs, source code, users manuals, compilations of technical, financial, legal or other data, client or prospective client lists, names of suppliers, specifications, designs, business or marketing plans, forecasts, financial information, work in progress, and other technical or business information. Executive agrees, without limitation in time or until such Proprietary Information shall become public other than by Executive's unauthorized disclosure, to maintain the confidentiality of such information and to refrain from divulging, disclosing, or otherwise using said Propri-etary Information to the detriment of the Released Parties, or for any other purpose. Executive further acknowledges and agrees that she continues to be bound by and will abide by any and all prior confidentiality and/or non-disclosure agreements entered into by and between Executive and the Company, and that nothing in the Agreement in any way alters, amends, or waives any such duties and/or obligations Executive has or may have under such other agreements.

          8. COOPERATION IN LITIGATION. Executive shall cooperate with the
             -------------------------
Company, its affiliates, and each of their respective attorneys, barristers, solicitors or other legal representatives (collectively, "Attorneys") in connection with any claim, litigation, or judicial or arbitration proceeding which is now pending or may hereinafter be brought against the Company or its affiliates by any third-party. Executive's duty of cooperation shall include, but not be limited to; (a) meeting with the Company's and/or its affiliates' Attorneys by telephone or in person at mutually convenient times and places in order to state truthfully her knowledge of matters at issue and recollection of events; (b) appearing at the Company's, its affiliates' and/or their Attorneys' request (and, to the extent possible, at a time convenient to Executive that does not conflict with the needs or requirements of her then-current employer) as a witness at depositions or trials, without necessity of a subpoena, in order to state truthfully Executive's knowledge of matters at issue; and (c) signing at the Company's, its affiliates' and/or their Attorneys' request declarations or affidavits that truthfully state matters of which Executive has knowledge. The Company and/or its affiliates shall promptly reimburse Executive for her actual and reasonable travel or other expenses that she may incur in cooperating with the Company, its affiliates, and/or their Attorneys pursuant to the Section 8.

          9. NON-SOLICITATION. For three (3) years immediately following the
             ----------------
Separation Date, Executive shall not, directly or indirectly, (i) solicit, induce, or attempt to solicit or induce, any person known to Executive to be an employee of the Company or any of its affiliates (each such person, a Company Person), to terminate his or her employment or other relationship with the Company or such affiliate for the purpose of associating with (A) any entity of which Executive is or becomes a partner, stockholder, member, officer, director, principal, agent, trustee or consultant. or (B) any competitor of the Company or any such affiliate or (ii) otherwise encourage any Company Person to terminate his or her employment or other relationship with the Company or such affiliate for any other purpose or no purpose.

          10. NON-ADMISSION OF LIABILITY. Nothing in the Agreement shall be
              --------------------------
construed as an admission of liability by Executive or the Released Parties; rather, Executive and the Released Parties are resolving all matters arising out of their employer-employee relationship and all other relationships between Executive and the Released Parties, as to each of which each of the Released Parties and Executive deny any liability.

          11. CONFIDENTIALITY. Executive covenants and agrees that neither she
              ---------------
nor her attorneys or representatives shall reveal to anyone, except her spouse, accountants for income tax and audit purposes, and attorneys for purposes of the enforcement of the Agreement, any of the terms of the Agreement, except as may be mutually agreed upon in writing or otherwise required by law or court order.

          12. BINDING EFFECT. The Agreement shall be binding upon the Parties
              --------------
and their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Parties and their respective heirs, administrators, representatives, executors, successors and assigns.

          13. SEVERABILITY. While the provisions contained in the Agreement are
              ------------
considered by the Parties to be reasonable in all circumstances, it is recognized that some provisions may fail for technical reasons. Accordingly, it is hereby agreed and declared that if any one or more of such provisions shall, either by itself or themselves or taken with others, be adjudged to be invalid as exceeding what is reasonable in all circumstances for the protection of the interests of the Company, but would be valid if any particular restrictions or provisions were deleted or restricted or limited in a particular manner, then the said provisions shall apply with any such deletions, restrictions, limitations, reductions, curtailments, or modifications as may be necessary to make them valid and effective and the remaining provisions shall be unaffected thereby.

          14. ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the
              ------------------------------
entire understanding among the Parties and may not be modified without the express written consent of the Parties. This Agreement supersedes all prior written and/or oral and all contemporaneous oral agreements, understandings and negotiations regarding the subject matter hereof. Notwithstanding the foregoing, the provisions of the Employment Agreement shall remain in effect, except as otherwise modified herein.

          15. GOVERNING LAW. This Agreement shall be governed by and construed
              -------------
and enforced pursuant to the laws of the State of California applicable to contracts made and entirely to be performed therein.

          16. VOLUNTARY AGREEMENT; NO INDUCEMENTS. Each Party to this Agreement
              ----------------------------------
acknowledges and represents that she or it (a) has fully and carefully read the Agreement prior to signing it (b) has been, or has had the opportunity to be, advised by independent legal counsel of her or its own choice as to the legal effect and meaning of each of the terms and conditions of the Agreement, and (c) is signing and entering into the Agreement as a free and voluntary act without duress or undue pressure or influence of any kind or nature whatsoever and has not relied on any promises, representations or warranties regarding the subject matter hereof other than as set forth in the Agreement.

          17. DISPUTE RESOLUTION. The Company and Executive agree that any
              ------------------
dispute arising as to the Parties' rights and obligations hereunder shall be resolved by binding arbitration before a private judge to be determined by mutually agreeable means.

          IN WITNESS WHEREOF, the Parties have set their hand as of the date first written above.

EXECUTIVE.


/s/ GAYLE A. DEBROSSE
--------------------------------
GAYLE A. DEBROSSE


PRANDIUM, INC.                                CHI-CHI'S, INC.


By:  /s/ Kevin S. Relyea                      By:  /s/ Kevin S. Relyea
     ----------------------------                  -----------------------------
Its: President/CEO/Chairman                   Its: President/CEO


KOO KOO ROO. INC.


By:  /s/ Kevin S. Relyea
     ----------------------------
Its: President/CEO